  Exhibit 99.1

LightPath Technologies Announces COVID-19 Actions and Preliminary Results for Third Quarter of Fiscal 2020

ORLANDO, FL – April 9, 2020 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced preliminary financial results for the third quarter ended March 31, 2020 and the scheduling of a conference call and simultaneous webcast to take place on May 7, 2020 to discuss the Company’s financial and operational results for the third quarter of fiscal 2020.

Sam Rubin, Chief Executive Officer (“CEO”) of LightPath, stated, “As the newly appointed CEO I am pleased to begin an important part of my responsibilities by communicating with our stockholders on behalf of the Company. Since I arrived, I have had conversations with our executives, other employees, as well as a number of customers, and it has increased my confidence in my decision to join LightPath. Over the next few months I will be continuing my evaluation of the Company and will put together a strategic framework that will be communicated in the summer of 2020. There certainly are issues that need to be addressed and an abundance of opportunities to be embraced. I am now even more confident that the Company will be able to manage a very successful path forward.”

“Of course, there are always uncertainties, and the situation with the COVID-19 pandemic has certainly placed a new set of issues upon us that needs to be addressed. First, I would like to provide an update regarding the current impact of COVID-19 on LightPath and our business. Currently, all of our manufacturing facilities in China, Latvia and the U.S. remain open, and continue operations. We are taking all appropriate actions to keep our three manufacturing facilities operational, and to meet the production requirements of our customers. While, to date, we have not had any employee impacted, we have taken all precautions to ensure that our employees remain safe, and that our business operations continue. Like many other companies, all of our non-manufacturing employees located in the U.S. and Latvia have been asked to work from home, pursuant to the recommendations of local authorities. However, as an essential business, we are permitted to continue manufacturing production at these facilities. Where possible, we have staggered shifts to reduce contact within shifts and between different shifts, and have minimized interaction and physical proximity between employees working within the same building. Our China manufacturing facility continues to operate as normal. Additionally, in case our situation at any of our manufacturing facilities changes in the future, we have put in place contingency plans to minimize the dependencies between the various facilities, so that if any of our facilities are impacted, the remaining facilities can continue to operate with minimal impact.”

“Second, while we have not seen any significant negative impact to our sales, we have also developed plans for balancing production capacity, minimizing expenses, and preserving cash, in case our sales are negatively impacted in a meaningful way.”

“Lastly, we want to share some preliminary financial results for the third quarter of fiscal 2020. Although we do not typically release preliminary quarterly financial results, we believe that given the extraordinary circumstances with the ongoing COVID-19 pandemic, it is imperative to update our stockholders on certain of our key financial indicators. The Company expects to issue its final financial results for the third quarter ended March 31, 2020 on Thursday, May 7, 2020. Based on the preliminary financial results, LightPath expects to report:

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12-month backlog between $18 million and $20 million at March 31, 2020, compared to $17 million at March 31, 2019.
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Total revenues between $8.4 million and $8.7 million for the third quarter of fiscal 2020, compared to $7.9 million for the third quarter of fiscal 2019.
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Capital expenditures for the third quarter of fiscal 2020 were less than $500,000.
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Cash and cash equivalents of approximately $4.4 million as of March 31, 2020, as compared to $4.6 million at March 31, 2019. The decrease in cash over the past year is primarily related to capital expenditures and debt reduction, partially offset by cash provided by operating activities.”

Mr. Rubin continued, “We have not seen any direct impact of COVID-19 to our business; however, the COVID-19 pandemic continues to impact economic conditions, which could impact the short-term and long-term demand from our customers.”

“During our third quarter conference call to be held in May, we will provide further updates on the business environment and the strategies we have put in place. The Company expects to issue its final financial results for the third quarter ended March 31, 2020 on Thursday, May 7, 2020 after the close of the stock market. A conference call and simultaneous webcast will be scheduled for Thursday, May 7th, as detailed below.”

Investor Conference Call and Webcast Details

LightPath will host an audio conference call and webcast on Thursday, May 7, 2020 at 4:30 p.m. ET to discuss its financial and operational performance for the third quarter ended March 31, 2020.

Date: Thursday, May 7, 2020
Time: 4:30 PM (ET)
Dial-in Number: 1-877-317-2514
International Dial-in Number: 1-412-317-2514
Webcast: https://services.choruscall.com/links/lpth200507.html

Participants should dial-in or log-on approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately one hour after completion through May 21, 2020. To listen to the replay, dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international), and enter conference ID #10142161.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Latvia and China.

LightPath’s wholly-owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the third quarter ended March 31, 2020. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the third quarter ended March 31, 2020 are not yet complete. The information presented above should not be considered a substitute for full unaudited financial statements for the third quarter ended March 31, 2020, once they become available, and should not be regarded as a representation by us or our management as to the actual financial results for the third quarter ended March 31, 2020. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the expected effects on the Company’s business from the COVID-19 pandemic. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2019. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Sam Rubin, President & CEO	Don Retreage, Jr. CFO	Jordan Darrow
LightPath Technologies, Inc.	LightPath Technologies, Inc.	Darrow Associates
Tel: 407-382-4003	Tel: 407-382-4003	Tel: 512-551-9296
jgaynor@lightpath.com	dretreage@lightpath.com	jdarrow@darrowir.com